As filed with the Securities and Exchange Commission on July 19, 2013	Registration No. 333-174996

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-1 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TELETOUCH COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	4812	75-2556090
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

5718 Airport Freeway, Fort Worth, TX 76117

(800) 232-3888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert M. McMurrey

Chief Executive Officer

5718 Airport Freeway, Fort Worth, TX 76117

(800) 232-3888
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ralph V. De Martino, Esq.

Schiff Hardin LLP

901 K Street, NW, Suite 700

Washington, DC 20001

Telephone: (202) 724-6848

Facsimile: (202) 778-6460

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were registered but were not sold pursuant to this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.

Large Accelerated Filer	Non-Accelerated Filer
(Do not check if a smaller reporting company)
Accelerated Filer	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	be Registered	Offering Price per Unit	Aggregate Offering Price	Registration Fee

See below (1)	N/A	N/A	N/A	N/A

(1) The registrant is not registering additional securities.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 to Form S-1 relates to the Registration Statement filed with the Securities and Exchange Commission (Registration No. 333-174996) (the “Registration Statement”) of Teletouch Communications, Inc. (the “Company”). Pursuant to the Registration Statement, the Company registered the resale of 20,499,001 shares of the Company’s common stock (the “Securities”), from time to time, by the selling shareholders named in the Registration Statement. The Registration Statement was subsequently amended and declared effective on November 1, 2011.

In accordance with the undertaking made by the Company in the Registration Statement as required by Item 512(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended, to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration all Securities registered but unsold under the Registration Statement.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Post-Effective Amendment No. 3 to Form S-1 and has duly caused this Post-Effective Amendment No. 3 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas, on July 19, 2013.

TELETOUCH COMMUNICATIONS, INC.

By:	/s/ Robert M. McMurrey
Robert M. McMurrey
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert M. McMurrey	Chief Executive Officer	July 19, 2013
Robert M. McMurrey	(Principal Executive Officer) and
Director

/s/ Thomas A. “Kip” Hyde, Jr.	President, Chief Operating Officer and	July 19, 2013
Thomas A. “Kip” Hyde, Jr.	Director

/s/ Douglas E. Sloan	Chief Financial Officer	July 19, 2013
Douglas E. Sloan	(Principal Financial and Accounting Officer)

/s/ Joseph L. Harberg	Director	July 19, 2013
Joseph L. Harberg

/s/ Raymond C. Hemmig	Director	July 19, 2013
Raymond C. Hemmig

/s/ Scott M. Kleberg	Director	July 19, 2013
Scott M. Kleberg

/s/ David W. Knickel	Director	July 19, 2013
David W. Knickel

/s/ Charles Daniel Yost	Director	July 19, 2013
Charles Daniel Yost